Exhibit 99.1

JOINDER AGREEMENT

JOINDER AGREEMENT dated May 19, 2008 by and between Sardar Biglari and Robert M. Stevens (the “Joined Party”).

W I T N E S S E T H

WHEREAS, Sardar Biglari and certain other stockholders (collectively, the “Existing Stockholders”) of The Steak n Shake Company (the “Company”) are parties to that certain Agreement dated as of April 15, 2008 (the “Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which the Existing Stockholders have formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of acting in concert with one another in their capacities as stockholders of the Company; and

WHEREAS, the Joined Party, a stockholder of the Company, desires to join the group formed by the Existing Stockholders and has agreed to conduct his activities with respect to his investment in the Company in accordance with the terms of the Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

Section 1.  Joinder.  Effective immediately, the Joined Party is joined as a party to the Agreement and as a member of The Committee to Enhance Steak n Shake (the “Committee”).  The Joined Party agrees to be bound by the terms and conditions of the Agreement applicable to the members of the Committee.

Section 2.  Securities Ownership.  All Securities (as that term is defined in the Agreement) of the Company beneficially owned by the Joined Party as of the date hereof are set forth on Schedule I attached hereto.  All references to Schedule I in the Agreement shall refer to Schedule I hereto with respect to the ownership and notice information of the Joined Party.

Section 3.  Power of Attorney.  Simultaneously with the execution of this Joinder Agreement, the Joined Party shall sign a power of attorney, the form of which is attached hereto as Exhibit B, appointing Sardar Biglari as his true and lawful attorney-in-fact to take specified action in connection with the Joined Party’s investment in the Company.

Section 4.  General.  This Joinder Agreement may not be assigned by any party without the prior written consent of the other party hereto.  This Joinder Agreement may be executed and delivered (including by facsimile or other electronic transmission) through the use of separate signature pages or in any number of counterparts and all such counterparts shall be deemed one and the same instrument.

Section 5.  Choice of Law.  Notwithstanding the place where this Joinder Agreement may be executed by any of the parties hereto, the parties expressly agree that all of the terms and provisions hereof shall be construed in accordance with the laws of the State of Texas.  In the event of any dispute arising out of the provisions of this Joinder Agreement, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts located in the City of San Antonio, Texas.

Section 6.  Consultation with Counsel.  The Joined Party represents that he has consulted with counsel of his own choosing in connection with the negotiation and execution of this Joinder Agreement or has knowingly chosen not to do so.

Section 7.  Sophisticated Investor.  The Joined Party hereby acknowledges that he is a sophisticated investor, has adequate information concerning the business and financial condition of the Company and has independently, and without reliance upon any assurances by the Biglari Stockholders (as that term is defined in the Agreement), made his own analysis and decision to enter into this Joinder Agreement and to be subject to the restrictions set forth in the Agreement.  The Joined Party acknowledges that he has not been given advice or assurances by the Biglari Stockholders as to whether his decision to enter into this Joinder Agreement is prudent and understands that the activities contemplated by the Agreement may not necessarily result in the appreciation of his investment in the Company.

Section 8.  Severability.  If any term or other provision of this Joinder Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Joinder Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Joinder Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 9.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Joinder Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Joinder Agreement and to enforce specifically the terms and provisions of this Joinder Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 10.  Entire Agreement.  This Joinder Agreement and the Agreement embody the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they have related in any way to the subject matter hereof.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the day and year first above written.

/s/ Sardar Biglari
SARDAR BIGLARI

/s/ Robert M. Stevens
ROBERT M. STEVENS

Schedule I

Stockholder	Notice Information	Shares Beneficially Owned	Derivative Securities Owned
Robert M. Stevens		209,752 (143,000 shares held in the Robert M. Stevens Living Trust)	0

Exhibit A

Exhibit B
POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Sardar Biglari, signing singly, the undersigned’s true and lawful attorney-in-fact to take any and all action in connection with the investment by the undersigned and the other members of the Group (defined below) in the securities of The Steak N Shake Company (“Steak N Shake”), including, without limitation, all filings on Schedule 13D (as defined below) to the extent required under applicable law, all filings on Forms 3, 4 and 5 (as defined below) to the extent required under applicable law, all filings and notices under the Indiana Business Corporation Law to the extent required, and all other matters related, directly or indirectly, to Steak N Shake (together, the “Investment”).  Such action shall include, but not be limited to:

1.           executing for and on behalf of the undersigned all Schedules 13D (“Schedule 13D”) required to be filed under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder in connection with the Investment;

2.           executing for and on behalf of the undersigned all Forms 3, 4 and 5 (“Forms 3, 4 and 5”) required to be filed under Section 16(a) of the Exchange Act and the rules thereunder in connection with the Investment;

3.           executing for and on behalf of the undersigned all authentication documents required to be submitted to the United States Securities and Exchange Commission (the “SEC”) in connection with obtaining the electronic Form ID required to generate the undersigned’s EDGAR access codes;

4.           performing any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

5.           taking any other action of any type whatsoever in connection with the Investment which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 13(d), Section 16 or Section 14 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the 10th business day following termination of the Agreement dated April 15, 2008, by and among The Lion Fund, L.P., Western Sizzlin Corp., Biglari Capital Corp., Western Acquisitions L.P., Western Investments Inc., Sardar Biglari, Philip Cooley and certain other stockholders of Steak N Shake (the “Group”), as may be amended from time to time.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19 day of May, 2008.

/s/ Robert M. Stevens